UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 02, 2026

KURA SUSHI USA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39012	26-3808434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17461 Derian Avenue, Suite 200
Irvine, California		92614
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (657) 333-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KRUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On April 7, 2026, Kura Sushi USA, Inc. (the “Company”) issued a press release disclosing earnings and other financial results for its fiscal second quarter ended February 28, 2026, and announcing that its management would review these results in a conference call at 5:00 p.m. (EDT) on April 7, 2026. A copy of the Company’s press release is furnished as Exhibit 99.1.

The information furnished with Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2026, Jeffrey J. Uttz notified the Company of his decision to resign as the Company’s Chief Financial Officer and Treasurer, effective April 28, 2026. Mr. Uttz informed the Company that his decision to resign was in order to accept a new position within the restaurant industry, and was not the result of any disagreement or dispute with the Company or its management on matters relating to the Company’s strategy, operations, financial reporting, or other policies or practices. The Company has commenced an executive search for qualified candidates to fill the Chief Financial Officer position.

Hajime Uba, the Company’s President and Chief Executive Officer, will serve as Interim Chief Financial Officer and as the Company's principal financial officer, effective upon Mr. Uttz’s resignation while the search for a permanent replacement is conducted. Mr. Uba will not receive any additional compensation for assuming the duties of Interim Chief Financial Officer and no changes were made to Mr. Uba’s employment agreement in connection with this appointment.

Biographical information for Mr. Uba can be found in the Company’s definitive proxy statement for its 2026 annual meeting of shareholders filed with the Securities and Exchange Commission on December 10, 2025, and is incorporated herein by reference.

Mr. Uba has no family relationships with any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On April 7, 2026, the Company issued a press release announcing the resignation of Mr. Uttz as the Company’s Chief Financial Officer and Treasurer. A copy of the press release is being filed as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Earnings Press Release dated April 7, 2026

99.2	Press Release Regarding Chief Financial Officer Resignation dated April 7, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KURA SUSHI USA, INC.

Date:	April 7, 2026	By:	/s/ Jeffrey Uttz
		Name:	Jeffrey Uttz
		Title:	Chief Financial Officer